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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of October 15, 2001 for the Collection Period
September 1, 2001 through September 30, 2001

			Class A-1	Class A-2	Class A-3	Class A-4
	Total		Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00		$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date			May 15, 2002	December 15, 2003	March 15, 2005	October 17, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,162,830,336.24		$127,830,336.24	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,207,773,380.24
Securities Pool Factor	0.80038431		0.30593130	1.00000000	1.00000000	1.00000000
Number of Contracts	107,503
Weighted Average Coupon	9.190%
Weighted Average Remaining Term	41.87	months
Precompute and Simple Interest Advances	$3,426,830.38
Payahead Account Balance	$1,645,988.97
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,115,849,743.19		$80,849,743.19	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,160,792,787.19
Securities Pool Factor	0.76804723		0.19349450	1.00000000	1.00000000	1.00000000
Number of Contracts	105,076
Weighted Average Coupon	9.200%
Weighted Average Remaining Term	41.20	months
Precompute and Simple Interest Advances	$4,228,525.79
Payahead Account Balance	$1,501,818.36
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$8,705,945.90
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$61,371,735.88
Beginning Balance	$9,058,300.35
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$3,219,660.07

Reserve Fund Balance Prior to Release	$12,277,960.42
Reserve Fund Required Amount	$8,705,945.90
Reserve Fund Release to Seller	$3,572,014.52

Ending Reserve Fund Balance	$8,705,945.90

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	68
Gross Principal Balance of Liquidated Receivables		$716,898.13
Net Liquidation Proceeds Received During the Collection Period		$(368,008.64)
Recoveries on Previously Liquidated Contracts		$(6,260.94)

Aggregate Credit Losses for the Collection Period		$342,628.55

Cumulative Credit Losses for all Periods	209	$926,283.78
Repossessed in Current Period	69

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.13%
First Preceding Collection Period	0.31%
Current Collection Period	0.35%
Condition (i) (Charge-off Rate)
Three Month Average	0.26%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	1.70%	1,789	1.71%	$19,854,917.69
61-90 Days Delinquent	0.24%	252	0.26%	$2,985,795.00
Over 90 Days Delinquent	0.17%	176	0.20%	$2,351,906.79

Total Delinquencies		2,217		$25,192,619.48

Repossessed Vehicle Inventory		137*

*
Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):

Second Preceding Collection Period	0.25%
First Preceding Collection Period	0.30%
Current Collection Period	0.41%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.32%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of October 15, 2001 for the Collection Period
September 1, 2001 through September 30, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$46,263,694.92
Interest Payments Received	$8,238,321.88
Net Precomputed Payahead Amount	$144,170.61
Aggregate Net Liquidation Proceeds Received	$374,269.58
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$55,020,456.99
Net Simple Interest Advance Amount	$394,012.94
Net Precomputed Advance Amount	$407,682.47

Total Available Amount	$55,822,152.40
Amounts Due
Servicing Fee	$1,006,477.82
Accrued and Unpaid Interest	$4,615,421.46
Principal	$46,980,593.05
Reserve Fund	$3,219,660.07

Total Amount Due	$55,822,152.40
Actual Distributions
Servicing Fee	$1,006,477.82
Interest	$4,615,421.46	$427,521.46	$1,900,833.33	$1,505,400.00	$781,666.67
Principal	$46,980,593.05	$46,980,593.05	$0.00	$0.00	$0.00
Reserve Fund	$3,219,660.07

Total Amount Distributed	$55,822,152.40	$47,408,114.51	$1,900,833.33	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$5,262,336.01
Prepayments in Full	572 contracts	$2,270,510.15
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$8,078,531.47
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$407,682.47
Payahead Account—Payments Applied		$144,170.61
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$24,050,131.26
Prepayments in Full	1787 contracts	$14,680,717.50
Collected Interest		$7,692,636.57
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$394,012.94

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of October 15, 2001 for the Collection Period of
September 1 through September 30, 2001

	Class A2	Class A3	Class A4
	Balance	Balance	Balance
Note Rates for October 15, 2001 Payment Date
One Month LIBOR	3.48750%	3.48750%	3.48750%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	3.54750%	3.56750%	3.58750%
Number of Days in Interest Period (Days)	28	28	28
Interest Payments
Interest Calculation for Current Interest Period	1,379,583.33	998,900.00	488,298.61
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	1,379,583.33	998,900.00	488,298.61
Interest Payment to Noteholders (Swap Payments Incoming)	1,379,583.33	998,900.00	488,298.61
Net Swap Payment due to / (received by) Swap Counterparty	(521,250.00)	(506,500.00)	(293,368.06)

Principal Payments
Principal Payment due to Investors	—	—	—
Ending Notional Balance	500,000,000.00	360,000,000.00	175,000,000.00

Swap Termination Payment	N/A	N/A	N/A

Note Rates for November 15, 2001 Payment Date
One Month LIBOR	2.52500%	2.52500%	2.52500%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	2.58500%	2.60500%	2.62500%
Number of Days in Interest Period (Days)	31	31	31

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate